Exhibit 10.5

SECURITY AGREEMENT

(MTRI)

THIS SECURITY AGREEMENT (MTRI) (“Agreement”) is made and entered into as of March 28, 2003 by and between MTR GAMING GROUP, INC., a Delaware corporation, party of the first part (hereinafter collectively referred to as “Debtor”) and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer (all of which are defined in the Credit Agreement referred to below), party of the second part (hereinafter referred to, in such capacity, as “Secured Party”).

R_E_C_I_T_A_L_S:

A.                                   Reference is made to that certain Third Amended and Restated Credit Agreement (as it may be hereafter renewed, extended, amended, restated or otherwise modified, the “Credit Agreement”) executed concurrently, or substantially concurrent, herewith by and among Debtor, MOUNTAINEER PARK, INC., a West Virginia corporation, SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, SPEAKEASY GAMING OF RENO, INC., a Nevada corporation, PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation and RACING ACQUISITION, INC., an Ohio corporation (collectively, “Borrowers”), as borrowers, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to herein as a “Lender” and collectively as the “Lenders”), the Swingline Lender therein named (referred to herein, together with its successors and assigns, as the “Swingline Lender”), the L/C Issuer therein named (referred to herein, together with its successors and assigns, as the “L/C Issuer”), and Agent Bank.  Agent Bank, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to herein as the “Banks”.

B.                                     In this Agreement all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C.                                     Pursuant to the Credit Agreement, and subject to the terms and conditions specified therein, the Banks have agreed, among other things, to provide the Bank Facilities to Borrowers.

D.                                    The provisions of Section 1.02 of the Credit Agreement shall be applied to this Agreement in the same manner as applied therein to the Credit Agreement.

E.                                      As a condition of their entry into the Credit Agreement, and their commitment to provide the Bank Facilities for the benefit of Borrowers (subject to the terms of the Credit Agreement and the other Loan Documents), the Banks have required, among other things, that Debtor grant the security interests, and undertake the obligations, contemplated by this Agreement.

NOW, THEREFORE, in order to induce the Banks to enter into the Credit Agreement, and to provide the Bank Facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Debtor and Secured Party hereby agree as follows:

ARTICLE I

SECURITY INTEREST AND COLLATERAL

Section 1.01.                             Creation of Security Interest.

(a)                                  For valuable consideration, Debtor hereby assigns, pledges and grants to Secured Party a continuing security interest in, and lien upon, all presently existing and hereafter acquired Collateral (as defined below), as security for the timely payment and performance of each and every Secured Obligation (as also defined below).  This Agreement is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them, or from time to time create new Secured Obligations after any prior Secured Obligations have been satisfied, and notwithstanding the bankruptcy of any Borrowers or any other Person or any other event or proceeding affecting any Person.

(b)                                 The security interest which is granted hereunder is subject to the following:

(i)                                     The right of Debtor to sell or otherwise dispose of Collateral (as defined below) in the ordinary course of business, free and clear of the lien hereof, provided, and to the extent, that such sale or other disposition is permitted under the terms of the Credit Agreement; and

(ii)                                  As to the fixtures and equipment covered hereby, the leases and/or purchase money security interests pursuant to which Debtor has acquired an interest in such fixtures and equipment provided, and to the extent, that such leases and/or purchase money security interests are permitted under the terms of the Credit Agreement.

Section 1.02.                             Description of Collateral.  All references herein to the “Collateral” shall be to all right, title and interest of Debtor, whether now owned or existing, or hereafter acquired or arising, in, to and under any of the following:

(a)                                  All present and future: (i) accounts; (ii) chattel paper; (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment, inventory and other goods of any kind or nature; (vii) instruments; (viii) investment property; (ix) letter of credit rights; (x) money; (xi) general intangibles; and (xii) proceeds of any of the foregoing; all as defined by Article 9 of the Commercial Code;

(b)                                 All present and future chattels, furniture, furnishings, equipment and fixtures, all of every kind and nature, and other tangible personal property in which Debtor now has or hereafter acquires an interest; all including, without limitation:  (aa) all office and administrative furniture, equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative furniture, equipment and supplies; (bb) all tools and other maintenance and repair equipment; and (cc) all equipment and supplies utilized in connection with any activity engaged in by Debtor;

(c)                                  All present and future supplies, inventory and merchandise which is used in connection with, or in the conduct of, the business of Debtor or in which Debtor has or acquires an interest, including, without limitation:  (i) all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating  to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all cleaning supplies, office supplies, consumables and similar items;

(d)                                 All present and future goods, which are not otherwise set forth herein, and which are used in connection with, or in the conduct of, the business of Debtor or in which Debtor has or acquires an interest;

(e)                                  All present and future accounts, accounts receivable, rentals, deposits, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest, however created or arising;

(f)                                    All present and future contracts, or agreements and all other present and future general intangibles which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest, including, without limitation:  (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character; and (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, software, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest;

(g)                                 All present and future deposit accounts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest including, without limitation, any demand, time, savings, passbook or like account maintained with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Debtor, whether or not deposited in any such deposit account;

(h)                                 All present and future revenues, receipts, payments and income of any nature whatsoever, in which Debtor now owns or hereafter acquires an interest, regardless of the source of such items;

(i)                                     All present and future information, books, records, computer hardware, computer peripheral equipment, software and computer systems which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest including, without limitation:  (aa) books of account and ledgers of every kind and nature, all electronically recorded data relating to the Debtor or any of its businesses, all receptacles and containers for such records, and all files and correspondence; (bb) all player tracking, slot club, and customer monitoring information, software, computers, equipment and systems; and (cc) all other hotel, casino, bar, restaurant and hospitality information, software, computers, equipment and systems;

(j)                                     All present and future investment property, stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Debtor, or in which Debtor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

(k)                                  All plans, specifications, soil reports, engineering reports, land planning maps and surveys together with all amendments and modifications thereof;

(l)                                     The Green Shingle Loan Documents, as they may be renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time.

(m)                               All other tangible and intangible property of Debtor;

(n)                                 All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(o)                                 All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

(p)                                 Any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

Section 1.03.                             Secured Obligations.  This Agreement secures, and the Collateral is security for, the following (collectively, the “Secured Obligations”):

(a)                                  Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility (as defined in the Credit Agreement, referred to below), not to exceed Fifty Million Dollars ($50,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that, but for the filing of a petition in bankruptcy with respect to any of the Borrowers (referred to below) would accrue on such obligations); and (iii) any other obligations of Borrowers, or any or them, under the RLC Note referred to below; all according to the terms of a Revolving Credit Note dated concurrently, or substantially concurrent, herewith which is made by Borrowers (referred to below) and is payable to the order of Secured Party according to the tenor and effect of said Revolving Credit Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter collectively referred to as the “RLC Note”);

(b)                                 Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of:  (i) the principal sum which is, at any time, advanced and unpaid under the Swingline Facility (as defined in the Credit Agreement), not to exceed Ten Million Dollars ($10,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Swingline Facility (all including, without limitation, interest and other charges that, but for the filing of a petition in bankruptcy with respect to Borrowers, or any of them, would accrue on such obligations); and (iii) any other obligations of Borrowers, or any of them, under the S/L Note referred to below; all according to the terms of a Swingline Note dated concurrently, or substantially concurrent, herewith which is made by the Borrowers and is payable to the order of the Swingline Lender (referred to below) according to the tenor and effect of said Swingline Note, and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter referred to as the “S/L Note”, and together with the RLC Note, collectively referred to as the “Notes”);

(c)                                  Payment and performance of every obligation, covenant, promise and agreement of Borrowers, to: (i) reimburse the L/C Issuer (which is referred to below) for amounts disbursed under any letter of credit issued pursuant to the L/C Facility (as defined in the Credit Agreement); and (ii) pay any amounts required under any instrument executed by any of the Borrowers in connection with the issuance of any letter of credit under the L/C Facility;

(d)                                 Payment and performance of every obligation, warranty, representation, covenant, promise and agreement of Borrowers, or any of them, contained in that certain Certificate and Indemnification Regarding Hazardous Substances, which is executed by Borrowers concurrently, or substantially concurrent, herewith, together with all extensions, renewals, amendments, restatements and other modifications thereof;

(e)                                  Payment and performance of every obligation, covenant, promise and agreement of Debtor herein contained or incorporated herein by reference, including any sums paid or advanced by Secured Party or any of the Banks pursuant to the terms hereof;

(f)                                    Payment of the expenses and costs incurred or paid by Secured Party or any of the Banks in the preservation and enforcement of the rights and remedies of Secured Party and the duties and liabilities of Debtor hereunder, including, but not by way of limitation, reasonable attorney’s fees, court costs, witness fees, expert witness fees, collection costs, and reasonable costs and expenses paid by Secured Party or any of the Banks in performing for Debtor’s account any obligation of said Debtor;

(g)                                 Payment of any sums which may hereafter be owing by Borrowers, or any of them, to any of the Banks or any of their affiliates, under the terms of any interest rate swap agreement, interest rate cap agreement, basis swap agreement, forward rate agreement, interest collar agreement or interest floor agreement to which Borrowers, or any of them, may be a party, or under any other agreement or arrangement to which Borrowers, or any of them, may be a party, which in each case is designed to protect Borrowers, or any of them, against fluctuations in interest rates or currency exchange rates with respect to any indebtedness secured by this Agreement;

(h)                                 Payment of additional sums and interest thereon which may hereafter be loaned to Borrowers, or any of them, pursuant to the Credit Agreement when evidenced by a promissory note or notes which recite that this Agreement is security therefor;

(i)                                     Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, which are contained in the Credit Agreement; and

(j)                                     Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, contained in, or established by, any of the Loan Documents, which are defined in the Credit Agreement.

Section 1.04.                             For Security Purposes Only.  The assignment, pledge, and grant of a security interest in Debtor’s interest(s) in the Collateral, hereunder, is for security purposes only and shall not make Secured Party responsible for, or otherwise affect or modify, any duty, obligation or liability of Debtor under any of the Collateral, or under any transaction related thereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.                             Certain Representations and Warranties.  The Debtor represents and warrants to Secured Party as follows:

(a)                                  The execution and delivery of this Agreement and the performance by the Debtor of its obligations hereunder have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with any provision of law or of the charter or bylaws of the Debtor or of any agreement binding upon the Debtor, and this Agreement is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other laws of general application relating to or affecting the enforcement of creditors’ rights.

(b)                                 This Agreement creates a first priority  security interest in the Collateral subject only to MTRI Permitted Encumbrances.

Section 2.02.                             Other Assurances.  Debtor shall execute and deliver to Secured Party all such financing statements and other instruments and documents, each in a form and substance which is satisfactory to Secured Party, and shall do and accomplish such other acts as Secured Party may, from time to time, deem necessary or advisable to provide further assurances of, and where applicable, to fully perfect, the rights and security interests that are granted hereunder or to carry out or facilitate the intended purpose of this Agreement.  With respect to any Collateral consisting of certificated securities, instruments, documents, investment property, certificates of title or the like, as to which Secured Party’s security interest need be perfected by, or the priority thereof need be assured by, possession or control of such Collateral, Debtor will upon demand of Secured Party deliver possession of same in pledge to Secured Party (except to the extent that such Collateral is not capable of being reduced to possession, in which case Debtor shall enter into a control agreement with the custodian of such collateral containing sufficient provisions, for the benefit of Secured Party, in order to provide for perfection and first priority of a security interest in favor of Secured Party with respect to such Collateral).

Section 2.03.                             Maintenance of Name, etc.  Debtor will not change its name, identity or structure (collectively an “Identity Change”) in any manner which might make any financing or continuation statement filed in respect of the Collateral seriously misleading within the meaning of Section 9-506 (or any other then applicable provision) of the Commercial Code unless:  (i) such Identity Change is permissible under the Credit Agreement; and (ii) Debtor shall have given the Secured Party at least thirty (30) days’ prior written notice thereof.

Section 2.04.                             Maintenance of Office.  Except to the extent otherwise permitted under the Credit Agreement, Debtor shall at all times maintain its chief executive office within the State of West Virginia.

ARTICLE III

SECURED PARTY’S RIGHTS
REGARDING COLLATERAL

Section 3.01.                             Collections on the Collateral.

(a)                                  Notwithstanding the security interest in the Collateral which is granted pursuant to Section 1.01 hereof, and except as otherwise provided hereunder or in any Loan Document, so long as no Event of Default shall have occurred and be continuing, Debtor shall have the right to use and to continue to make collections on and receive any payments which may be made to, or for the benefit of, Debtor under any of the Collateral and to exercise all other rights with respect to the Collateral including, without limitation, rights to modify, amend, sell or dispose of Collateral, exercise options or elections with respect to the Collateral, all to the extent permitted under the Credit Agreement.

(b)                                 Notwithstanding the security interest in the Collateral which is granted pursuant to Section 1.01 hereof, and except as otherwise provided hereunder or in any Loan Document, Debtor shall have the right to use and to continue to make collections on and receive any payments which may be made to, or for the benefit of, Debtor under any of the Collateral so long as no Event of Default shall have occurred and be continuing.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Party, and except as prohibited by applicable law, Debtor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Debtor in trust for Secured Party and, upon demand by Secured Party, immediately delivered in kind to Secured Party.

(d)                                 Except as otherwise provided under the Credit Agreement, any remittance received by Debtor from any Person shall be presumed to relate to the Collateral and to be subject to the security interests which are granted to Secured Party hereunder.

(e)                                  Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right at all times to receive, issue receipt for, endorse, assign, deposit and deliver, in the name of Secured Party or in the name of Debtor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Debtor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of Debtor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Party without appropriate endorsement, and Secured Party and any collection bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Debtor, to the same extent as though it were manually executed by the duly authorized officer of Debtor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Debtor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

Section 3.02.                             Possession of Collateral by Secured Party.

(a)                                  All the Collateral now, heretofore or hereafter delivered to Secured Party shall be held by Secured Party in its possession, custody and control.  Any or all of the Collateral delivered to Secured Party, which is held in an account, may be held in an interest bearing or non-interest bearing account, in Secured Party’s sole and absolute discretion, and Secured Party may, in its discretion, apply any such interest to payment of the Secured Obligations.  Nothing herein shall obligate Secured Party to invest any Collateral or obtain any particular return thereon.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in Secured Party’s possession, custody or control, Secured Party may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of Debtor’s obligations with respect thereto, or otherwise.  Secured Party may at any time deliver or redeliver the Collateral or any part thereof to Debtor, and the receipt of any of the same by Debtor shall be complete and full acquittance for the Collateral so delivered, and Secured Party thereafter shall be discharged from any liability or responsibility therefor.

(c)                                  So long as Secured Party exercises reasonable care with respect to any Collateral in its possession, custody or control, Secured Party shall have no liability for any loss of or damage to such Collateral, and in no event shall Secured Party have liability for any diminution in value of Collateral occasioned by economic or market conditions or events.  Secured Party shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of Secured Party is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b)

taking any necessary steps to preserve rights against any Person with respect to any Collateral.

ARTICLE IV

DEFAULT

Section 4.01.                             Remedies.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Secured Party shall have, in any jurisdiction where enforcement hereof is sought:  (i) in addition to all other rights and remedies that Secured Party may have under applicable law, in equity, under this Agreement or under any other Loan Document; and (ii) in addition to all rights and remedies of a Secured Party under the Commercial Code; the following rights and remedies, all of which may be exercised without affecting the obligations of Debtor hereunder or under any other Loan Document, or the enforceability of the liens and security interests created hereby:

(a)                                  To foreclose the liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure;

(b)                                 To enter any premises (at reasonable times and with reasonable notice) where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same;

(c)                                  To request from obligors under the Collateral, in the name of Debtors or in the name of Secured Party, information concerning the Collateral and the amounts owing thereof;

(d)                                 Secured Party shall at all reasonable times, and on reasonable notice, have full access to and the right to audit any and all of Debtors’ books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Secured Party reasonably may deem necessary or desirable to protect its interests;

(e)                                  To sell, assign, lease or otherwise dispose of any Collateral or any part thereof either at public or private sale or at any broker’s board, in lot or in bulk, with or without representation or warranties and upon such terms as shall be acceptable to Secured Party;

(f)                                    To notify obligors on the Collateral that the Collateral has been assigned to Secured Party and that all payments thereon are to be made directly and exclusively to Secured Party;

(g)                                 To cause the Collateral to be registered in the name of Secured Party, as legal holder;

(h)                                 To collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral;

(i)                                     To enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Secured Party may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral;

(j)                                     To settle, compromise or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral and/or disputes with respect thereto;

(k)                                  To amend the terms of, extend the time of payment, make allowances and adjustments to, and issue credits in connection with, the Collateral in the name of Secured Party or in the name of Debtor;

(l)                                     To enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Secured Party or in the name of Debtor, any and all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Debtor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Secured Party which may release any obligor from personal liability on any of the Collateral, and Debtor waives any right not expressly provided for in this Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Secured Party in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral (and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Secured Party or Debtor) may be applied to the Secured Obligations by Secured Party in the manner which is provided by the Credit Agreement or by any other Loan Documents;

(m)                               To insure, process and preserve the Collateral;

(n)                                 To exercise all rights, remedies, powers or privileges provided under any of the Loan Documents or the Collateral;

(o)                                 To remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Secured Party may, at the cost and expense of Debtor, use such of Debtor’s supplies, equipment, facilities and space at Debtor’s places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and Secured Party shall be deemed to have a rent-free tenancy of any premises of Debtor for such purposes and for such periods of time as reasonably required by Secured Party;

(p)                                 To exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Secured Party’s sole option and as Secured Party in its sole discretion may deem advisable.  Debtor will, at Secured Party’s request, assemble the Collateral and make it available to Secured Party at places which Secured Party may designate, whether at the premises of Debtor or elsewhere, and will make available to Secured Party, free of cost, all premises, equipment and facilities of Debtor for the purpose of Secured Party’s taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same; and

(q)                                 At the expense of Debtor, perform any obligation of Debtor under this Agreement or under any of the Collateral.

Section 4.02.                             Possession.  Upon the occurrence and during the continuance of an Event of Default, Secured Party also shall have the right, either in person, by agent or by a receiver to be appointed by a court of competent jurisdiction (and Debtor hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof.  Secured Party’s taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

Section 4.03.                             Conduct of Sale.

(a)                                  Any public or private sale or other disposition of the Collateral may be held at any office of Secured Party, or at Debtor’s place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of the prospective purchasers.  Secured Party may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Debtor expressly waives any right to direct the order and manner of sale of any Collateral.  Secured Party or any Person on Secured Party’s behalf may bid and purchase at any such sale or other disposition.  The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys’ fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Secured Party in its sole and absolute discretion, all unless otherwise provided by the Credit Agreement or any other Loan Documents.  Debtor and any other Person then obligated therefor shall pay to Secured Party on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

(b)                                 Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send or otherwise make available to Debtor reasonable notice of the time and place of any public sale thereof or of the time at, or after, which any private sale thereof is to be made.  The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Debtor at its address set forth in the Credit Agreement, or delivered or otherwise sent to Debtor, at least five (5) days before the date of the sale.

(c)                                  With respect to any Collateral consisting of securities, partnership interests, joint venture interests, other investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, Debtor agrees that if such Collateral is sold in a manner that conforms with the reasonable commercial practice of banks, commercial finance companies, insurance companies or other financial institutions in disposing of property similar to the Collateral, then:  (aa) the sale shall be deemed to be commercially reasonable in all respects; (bb) the credit against the Secured Obligations, to which Debtor may be entitled, shall not exceed the purchase price; and (cc) Secured Party shall not incur any liability or responsibility to Debtor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Debtor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(d)                                 Upon consummation of any sale of Collateral hereunder, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Debtor or any other Person except a third party lienholder permitted under the Loan Documents, and Debtor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

ARTICLE V

MISCELLANEOUS

Section 5.01.                             Attorney-in-Fact.  Debtor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes:  (a) to do all acts and things which Secured Party may deem necessary or advisable to perfect, and continue perfected, the security interests created by this Agreement and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Debtor is obligated to do under this Agreement, at the expense of the Debtor, and without any obligation to do so; (c) to prepare, sign, file and/or record, for Debtor, in the name of the Debtor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby;  and (d) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.  Debtor hereby consents and agrees that, where applicable, the issuers of, the obligors on, or the parties to any of the Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder or with respect to any such Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other Person to such issuers, obligors or parties.

Section 5.02.                             Costs and Expenses.  Debtor agrees to pay to Secured Party all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Secured Party in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in exercising any right, privilege, power or remedy conferred by this Agreement (including, without limitation, the right to perform any Secured Obligation of Debtor under the Loan Documents), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligation and shall be paid to the Secured Party by Debtor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.

Section 5.03.                             Statute of Limitations and Other Laws.  Until the Secured Obligations shall have been paid and performed in full, and all obligations of the Banks, or any of them, to advance funds under the Bank Facilities, have been unconditionally and indefeasibly terminated and Bank Facilities Termination shall have occurred, the power of sale and all other rights, remedies, and privileges which are granted hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time.  Debtor expressly waives the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

Section 5.04.                             Other Agreements.  The rights and remedies of Secured Party upon the occurrence and continuance of an Event of Default (whether such rights and remedies are conferred by statute, by rule of law, by this Agreement, the Loan Documents or otherwise) may be exercised by Secured Party, in the sole discretion of Secured Party, either alternatively, concurrently, or consecutively in any order.  The exercise by Secured Party of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies which may be available to Secured Party.

Section 5.05.                             Understandings With Respect to Waivers and Consents.  Debtor warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Debtor otherwise may have against Secured Party or others, or with respect to the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law.  If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 5.06.                             Release of Debtor.  This Agreement and all Secured Obligations of Debtor hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when all obligations which the Banks, or any of them, may have to advance funds under the Bank Facilities, have been unconditionally and indefeasibly terminated and Bank Facilities Termination shall have occurred.  Upon such release of Debtor’s Secured Obligations hereunder, Secured Party shall return any pledged Collateral to Debtor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Debtor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Agreement, all as reasonably requested by, and at the sole expense of, Debtor.

Section 5.07.                             Indemnity.  Neither Secured Party nor any of the Banks shall be obligated to perform or discharge any obligation or duty to be performed or discharged by Debtor with respect to the Collateral or hereunder.  Debtor hereby agrees to indemnify Secured Party and each of the Banks, as well as their respective trustees, directors, officers, employees, agents, attorneys and stockholders (collectively, the “Indemnified Parties”) from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with: (i) this Agreement; (ii) any of the Collateral; or (iii) the management, control, care, operation, maintenance or repair of the Collateral; all in accordance with Section 5.14 of the Credit Agreement, which is incorporated by reference herein, as if fully set forth herein.  This Agreement shall not place responsibility for the management, control, care, operation, maintenance or repair of the Collateral upon any of the Indemnified Parties; nor shall this Agreement cause any of the Indemnified Parties to be responsible or liable for any negligence in the management, care, operation, maintenance or repair of the Collateral which results in loss, injury or death to any tenant, guest, licensee, employee or stranger (provided that this Section 5.07 shall not act to relieve any Indemnified Party from liability which results from such Indemnified Party’s own gross negligence or willful misconduct).

Section 5.08                                Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Nevada without regard to conflict of law principles; provided, however, that, with respect to: (i) the perfection and enforcement of liens and interests granted herein; and (ii) the exercise of any remedies granted herein; all with respect to any of the Collateral, this Agreement shall be governed by the laws of the state where such Collateral is deemed to be located, under applicable law, for choice of law purposes.  To the extent that this Agreement is governed and construed in accordance with the laws of the State of Nevada, all references herein to the “Commercial Code” shall be to the Uniform Commercial Code as enacted in the State of Nevada.  To the extent that this Agreement is governed in accordance with the laws of any other state, all references herein to the “Commercial Code” shall be to the Uniform Commercial Code as enacted in such state.

Section 5.09.                             Counterparts.  This Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DEBTOR:		SECURED PARTY:

MTR GAMING GROUP, INC., a Delaware corporation		WELLS FARGO BANK, National Association

By	/s/ Edson R. Arneault	By	/s/ Virginia S. Christenson
Edson R. Arneault,		Virginia S. Christenson,
President		Vice President